                                   EXHIBIT 8

                           Form of Illustration

USAA LIFE INSURANCE COMPANY
Variable Universal Life         PROVIDED VIA DIRECT MAIL BY:
Insurance                       Douglas Childers, CLU, ChFC
Illustration                    9800 Fredericksburg Road, San Antonio, TX 78288
                                1-800-292-8444 / Local 210/456-9050
Initial Death Benefit:          PREPARED ON:  04/12/00
$100,000                        REQUESTED BY:   INSURED:
Option: A                       John Doe        John Doe
                                USAA #XXXX      USAA #XXXX


The purpose of this illustration is to show how the performance of the underlying investment accounts could affect the policy cash values and death benefit. The illustration is hypothetical and is not intended to be used to project or predict investment results.

------------------------------------------
Variable Universal Life Insurance
------------------------------------------

Variable Universal Life insurance is a life insurance plan designed to provide lifetime protection along with the opportunity to invest your premium dollars in tax-deferred, investment choices. With this product, you can make transfers among accounts with no immediate tax liability. This policy gives you control of the investment/cash value portion of your policy. At the same time, you assume the associated investment risk.

Product Features: Important features include flexible benefits, flexible premiums, permanent death benefit, cash value accumulation, and investment options. You can borrow or withdraw cash value from your Variable Universal Life insurance policy without surrendering your policy. Both loans and withdrawals can adversely affect future cash value accumulations, premium payments, and death benefits.

Optional Benefit Riders: Depending on your needs, you may purchase optional riders: Waiver of Monthly Deduction, Child Rider, and Accidental Death Benefit. Riders provide additional benefits and might contain conditions and exclusions that are different from those in your policy. You also receive riders that are included at no additional cost: Extended Maturity Rider and Accelerated Benefit for Terminal Illness Rider. Availability of optional benefit riders are subject to state approval.

More complete information about USAA Life's Variable Universal Life, including charges and expenses, can be found in the prospectus which preceded or accompanied this information. Another copy can be obtained from USAA Life at the above address. Please read the prospectus carefully before sending money. USAA Life's Variable Universal Life is distributed by USAA Investment Management Company, a registered broker dealer and NASD member.

------------------------------------------
Important Terms in this Illustration
------------------------------------------

Guaranteed Expenses: Your policy's values based on the maximum cost of insurance and expenses and the assumed hypothetical return on your cash value. The maximum cost of insurance and expenses are guaranteed; however, the hypothetical values are not guaranteed as they assume a rate of return that may or may not be achieved.

Non-Guaranteed Expenses: Your policy's values based on the current cost of insurance and expenses and the assumed hypothetical return on your cash value. The current cost of insurance and expenses are not guaranteed, as the cost of insurance and expenses could increase and the hypothetical return might not be achieved.

Hypothetical Gross Rate of Return: The assumed annual rate of return shown to illustrate how your policy would perform if it achieved the assumed hypothetical rate. This rate is before any expenses. This policy does not guarantee any rate of return. You assume all investment risk for this policy.

Net Rate of Return:  The Hypothetical Gross Rate of Return illustrated less
 .54000% which represents an average of the management fee and other expenses for each of the 12 Funds corresponding to the 12 variable fund accounts under the policy and .75000% which represents the mortality and expense charge under the policy.

Total Annual Premium: The annualized amount of money you contribute plus any lump-sum premium payments.

Cash Value:   The total value of your variable fund accounts including the affects of any outstanding loan.

Cash Surrender Value: The maximum amount you would receive if you surrendered your policy. This is also the amount you may borrow against or withdraw from your policy. It reflects the deduction of the Surrender Charge and any outstanding loans.

Cumulative Premium: The total of premium paid into the policy through the number of policy year ends shown.

Guaranteed Death Benefit: The guarantee that the policy will not lapse during the first five years and that the death benefit will be paid if a sufficient amount of target premium has been paid. (See the prospectus for details.)

Surrender Charge: The charge based on the Annual Target Premium. The Surrender Charge declines each policy year until it is eliminated after policy year 10.

------------------------------------------
Payments and Expenses
------------------------------------------

Payments include the dollar amounts you pay into your policy. Expenses are the fees you pay to administer and maintain your policy. (See the prospectus for details.)

Annual Target Premium: An annual amount of premium payment that we establish when the policy is issued and that is shown on the Policy Information Page. It is used to determine whether a Premium Charge will be deducted from premium payments, whether a surrender charge is imposed on a full surrender and whether the Guaranteed Death Benefit applies.

Tax Guideline Payments: The maximum amounts you may pay into your policy to comply with Internal Revenue Service limitations. These payments include Guideline Single, Guideline Annual, and Modified Endowment Contract ("MEC") Guideline payments.

Expenses:  The fees charged against your policy, including:

Premium Charge:  A premium charge of 3% is deducted from all premium payments
---------------
until the total amount of premium paid exceeds the Annual Target Premium amount multiplied by ten. For example: if your Annual Target Premium was $1,000, you are charged a 3% premium charge until you have paid $10,000 in total premiums. You would not be charged any premium charge for subsequent payments, assuming you made no changes in coverage.

Maintenance Charge:  A $5 monthly charge deducted from the policy's cash value
-------------------
to cover recurring administrative expenses related to maintaining the policy. This charge applies for the life of the policy.

Administrative Charge:  A $10 charge deducted each month in the first year of
----------------------
the contract to cover start-up expenses incurred in issuing this policy. This charge stops after the first 12 months of the policy.

Cost of Insurance:  The monthly charges for life insurance protection including
-------------------
any Extra Risk Charges for rated policies and any additional cost for optional benefit riders. Two cost of insurance rates are used in this illustration: guaranteed cost and projected cost. Whenever Guaranteed Expenses are shown, the guaranteed cost of insurance is assumed to determine policy values. Whenever Non-Guaranteed Expenses are shown, the current cost of insurance is assumed to determine policy values. The guaranteed cost of insurance is the guaranteed maximum expense that can be deducted from the policy to cover insurance protection. The current cost of insurance is the cost currently deducted to cover insurance protection. The current cost of insurance could increase or decrease based on the company's experience, but it will never be more than the guaranteed cost of insurance.

------------------------------------------
Rate Classes
------------------------------------------

Rate classes are groupings of insured individuals who present a substantially similar insurance risk and are grouped as such for the purpose of setting premium rates. There are five rate classes offered in this product: Standard, Standard Plus, Preferred, Preferred Plus, and Preferred Ultra.

------------------------------------------
Accessing Your Cash Value
------------------------------------------

You can borrow or withdraw the cash value from your Variable Universal Life insurance policy without surrendering your policy. Both loans and withdrawals will affect future cash value accumulations, premium payments, and death benefits. (See the prospectus for details.)

Policy Loans: You may borrow part of your policy's cash value at a 6% interest rate, paid in advance. Any loan remaining when the insured dies will be deducted from the death benefit before the beneficiary is paid. The amount of cash value you borrow will accumulate interest at the guaranteed rate of 4% and will not participate in the performance of your selected variable fund accounts. Your policy also offers Preferred Loans; see the prospectus for details.

Policy Withdrawals: You have the option to withdraw from the cash value. Withdrawals will reduce your cash value and reduce your death benefit. A partial surrender charge equal to the amount of $25 or 2% of the amount withdrawn is assessed for each withdrawal. Any gain included in a withdrawal is taxable. If the total of all withdrawals is more than the total premiums paid to date, USAA Life must report the amount that exceeds your premiums paid as gross income to the IRS, making the amount subject to federal (and possibly state and local) tax. Withdrawals or reductions in coverage made in the first 15 years of policy issue are subject to special tax rules. (See the prospectus for more information and consult your tax advisor.)

Policy Loans and/or withdrawals may adversely affect your policy and subject it to premature termination. This is especially true if insufficient premium has been paid.

------------------------------------------
Important Notices
------------------------------------------

Underwriting Criteria: USAA Life, at its discretion, may require a medical examination and answers to medical, avocational, financial, and other questions to evaluate insurability and rate classification.

Income Tax: Tax consequences may result from the limits and conditions of the Internal Revenue Code and IRS regulations. USAA Life does not offer tax advice. Please consult your tax advisor.

Suicide Clause: If death is caused by suicide within the first two years of the contract, the total death benefit is equal to the premium paid, less any indebtedness or any prior partial surrenders. This clause also applies to optional death benefit riders.

Contracts Advertised: This illustration and other enclosed forms are valid only for the state of [Name], where the assumed Policyowner resides. Form numbers for the Variable Universal Life insurance contract and any optional riders are :
VUL 31747 ST 2-98, VUL 31837 ST 2-98, VUL 31838 ST 2-98, VUL 31839 ST 2-98, VUL
31851 ST 2-98, VUL 31852 ST 2-98.

Variable Universal Life Illustration

INSURED:           POLICY INFORMATION:                 BENEFIT RIDERS SELECTED:
John Doe           Option:  A                          None
                   Initial Death Benefit: $100,000.00
                   Monthly Premium Payment: $100.00
Male, Age 35
Quote Effective Date: 04/12/00
Prepared On: 04/12/00

This notice applies to all hypothetical values for each Hypothetical Gross Rate of Return shown in this illustration. The policy year-end values shown assume that planned premium payments are made on the first day of each payment period. The values for the columns are hypothetical and are not guaranteed. The performance of your selected variable fund accounts may produce actual values other than those shown in this illustration. Actual results may be more or less favorable than those shown. Refer to the introductory information on this illustration for an explanation of terms used throughout. The hypothetical values illustrated are based on the Net Rate of Return and reflect the deduction of the Cost of Insurance, Administrative, Maintenance and Premium Charges. See the prospectus for further details.

                                        GUARANTEED EXPENSES                              NON-GUARANTEED EXPENSES
                              6.00000% Hypothetical Gross Rate of Return   6.00000% Hypothetical Gross Rate of Return
                              ------------------------------------------   ------------------------------------------
                                   (4.70000% Net Rate of Return)                (4.70000% Net Rate of Return)

                   Total                         Cash                                         Cash
                  Annual            Cash       Surrender      Death             Cash       Surrender       Death
Year      Age    Premium $         Value $      Value $     Benefit $         Value $       Value $      Benefit $
----      ---    ---------         -------     --------     ---------         --------     ---------     ---------
1          36        1,200           833.04       438.04      100,000            930.24        535.24      100,000
2          37        1,200         1,821.42     1,465.92      100,000          2,024.92      1,169.42      100,000
3          38        1,200         2,846.15     2,530.15      100,000          3,151.92      2,835.92      100,000
4          39        1,200         3,908.44     3,631.94      100,000          4,316.50      4,040.00      100,000
5          40        1,200         5,008.13     4,771.13      100,000          5,526.35      5,289.35      100,000
6          41        1,200         6,146.23     5,948.73      100,000          6,783.92      6,586.42      100,000
7          42        1,200         7,338.67     7,180.67      100,000          8,109.05      7,951.05      100,000
8          43        1,200         8,594.87     8,476.37      100,000          9,510.27      9,391.77      100,000
9          44        1,200         9,893.14     9,814.14      100,000         10,968.79     10,889.79      100,000
10         45        1,200        11,236.46    11,196.96      100,000         12,488.63     12,449.13      100,000
11         46        1,200        12,623.63    12,623.63      100,000         14,074.20     14,074.20      100,000
12         47        1,200        14,057.82    14,057.82      100,000         15,683.65     15,683.65      100,000
13         48        1,200        15,536.19    15,536.19      100,000         17,327.33     17,327.33      100,000
14         49        1,200        17,062.93    17,062.93      100,000         19,022.08     19,022.08      100,000
15         50        1,200        18,638.13    18,638.13      100,000         20,773.70     20,773.70      100,000
16         51        1,200        20,263.38    20,263.38      100,000         22,585.29     22,585.29      100,000
17         52        1,200        21,932.18    21,932.18      100,000         24,462.41     24,462.41      100,000
18         53        1,200        23,648.52    23,648.52      100,000         26,414.70     26,414.70      100,000
19         54        1,200        25,408.36    25,408.36      100,000         28,445.14     28,445.14      100,000
20         55        1,200        27,213.36    27,213.36      100,000         30,558.10     30,558.10      100,000
25         56        1,200        36,868.25    36,868.25      100,000         42,430.47     42,430.47      100,000
30         57        1,200        47,536.86    47,536.86      100,000         56,579.72     56,579.72      100,000
35         58        1,200        59,154.11    59,154.11      100,000         73,693.67     73,693.67      100,000
40         59        1,200        72,224.19    72,224.19      100,000         96,265.97     96,265.97      101,079
45         60        1,200        89,103.12    89,103.12      100,000        125,900.08    125,900.08      132,195
                            This illustration continues to policy year 66.   This illustration continues to policy year 66.
TAX GUIDELINE PAYMENTS $                         EXPENSES $           (included in all figures)     RATE CLASS:  Preferred

Guideline Single:  14,415.69       First-Year Admin.:   $10/month
Guideline Annual:   1,256.43       Maintenance:         $5/month each year
MEC Guideline:      3,788.25       Premium Charge:      3% of all premiums up to 10 annual target premiums
                                   Commissions:         None
ANNUAL TARGET PREMIUM              $790.00

Variable Universal Life Illustration

INSURED:           POLICY INFORMATION:                 BENEFIT RIDERS SELECTED:
John Doe           Option:  A                          None
                   Initial Death Benefit: $100,000.00
                   Monthly Premium Payment: $100.00

Male, Age 35
Quote Effective Date: 04/12/00
Prepared On: 04/12/00

=================================================================================================================================
                                        GUARANTEED EXPENSES                              NON-GUARANTEED EXPENSES
                              12.00000% Hypothetical Gross Rate of Return        12.00000% Hypothetical Gross Rate of Return
                              -------------------------------------------        -------------------------------------------
                                   (10.70000% Net Rate of Return)                         (10.70000% Net Rate of Return)
---------------------------------------------------------------------------------------------------------------------------------
                   Total                             Cash                                            Cash
                   Annual            Cash         Surrender        Death             Cash         Surrender        Death
Year      Age    Premium  $        Value  $        Value  $      Benefit  $        Value  $        Value  $      Benefit  $
----      ---    ----------        ---------      ----------     ----------        --------       ---------      ----------
1          36         1,200            858.76          463.76       100,000            958.93          563.93       100,000
2          37         1,200          1,929.35        1,573.85       100,000          2,145.10        1,789.60       100,000
3          38         1,200          3,104.31        2,788.31       100,000          3,438.54        3,122.54       100,000
4          39         1,200          4,394.98        4,118.48       100,000          4,855.41        4,578.91       100,000
5          40         1,200          5,810.40        5,573.40       100,000          6,413.27        6,176.27       100,000
6          41         1,200          7,365.19        7,167.69       100,000          8,129.77        7,932.27       100,000
7          42         1,200          9,088.45        8,930.45       100,000         10,039.32        9,881.32       100,000
8          43         1,200         11,007.66       10,889.16       100,000         12,170.53       12,052.03       100,000
9          44         1,200         13,114.42       13,035.42       100,000         14,519.26       14,440.26       100,000
10         45         1,200         15,435.44       15,395.94       100,000         17,115.95       17,076.45       100,000
11         46         1,200         17,989.76       17,989.76       100,000         19,987.37       19,987.37       100,000
12         47         1,200         20,807.85       20,807.85       100,000         23,124.23       23,124.23       100,000
13         48         1,200         23,905.62       23,905.62       100,000         26,556.01       26,556.01       100,000
14         49         1,200         27,326.99       27,326.99       100,000         30,342.11       30,342.11       100,000
15         50         1,200         31,104.07       31,104.07       100,000         34,522.61       34,522.61       100,000
16         51         1,200         35,283.37       35,283.37       100,000         39,149.76       39,149.76       100,000
17         52         1,200         39,887.70       39,887.70       100,000         44,258.53       44,258.53       100,000
18         53         1,200         44,988.35       44,988.35       100,000         49,930.51       49,930.51       100,000
19         54         1,200         50,635.07       50,635.07       100,000         56,224.02       56,224.02       100,000
20         55         1,200         56,905.70       56,905.70       100,000         63,223.64       63,223.64       100,000
25         60         1,200         99,882.50       99,882.50       129,847        111,002.92      111,002.92       144,304
30         65         1,200        170,007.86      170,007.86       204,009        189,263.70      189,263.70       227,116
35         70         1,200        283,305.15      283,305.15       325,801        316,508.09      316,508.09       363,984
40         75         1,200        467,566.60      467,566.60       490,945        524,507.90      524,507.90       550,733
45         80         1,200        770,918.07      770,918.07       809,464        867,811.95      867,811.95       911,203
50         85         1,200      1,253,553.43    1,253,553.43     1,316,231      1,421,282.13    1,421,282.13     1,492,346
55         90         1,200      2,002,697.77    2,002,697.77     2,102,833      2,282,263.85    2,282,263.85     2,396,377
60         95         1,200      3,226,271.52    3,226,271.52     3,226,272      3,683,229.99    3,683,229.99     3,683,230
65        100         1,200      5,369,767.18    5,369,767.18     5,369,767      6,129,266.91    6,129,266.91     6,129,267
                                 This illustration continues to policy year 66.  This illustration continues to policy year 66.

Variable Universal Life Illustration

INSURED:           POLICY INFORMATION:                 BENEFIT RIDERS SELECTED:
John Doe           Option:  A                          None
                   Initial Death Benefit: $100,000.00
                   Monthly Premium Payment: $100.00

Male, Age 35
Quote Effective Date: 04/12/00
Prepared On: 04/12/00

                                        GUARANTEED EXPENSES                              NON-GUARANTEED EXPENSES
                              0.00000% Hypothetical Gross Rate of Return_____   0.00000% Hypothetical Gross Rate of Return____
                              ------------------------------------------        ----------------------------------------------
                                   (-1.30000% Net Rate of Return)                       (-1.30000% Net Rate of Return)

                   Total                        Cash                                        Cash
                   Annual          Cash       Surrender      Death             Cash         Surrender        Death
Year      Age    Premium  $      Value  $     Value  $     Benefit  $        Value  $       Value  $       Benefit  $
----      ---    ----------      --------     --------     ----------        --------       --------       ----------
1          36         1,200         806.88       411.88       100,000           901.01         506.01         100,000
2          37         1,200       1,715.65     1,360.15       100,000         1,907.16       1,551.66         100,000
3          38         1,200       2,602.63     2,286.63       100,000         2,881.56       2,565.56         100,000
4          39         1,200       3,467.00     3,190.50       100,000         3,827.68       3,551.18         100,000
5          40         1,200       4,308.38     4,071.38       100,000         4,752.97       4,515.97         100,000
6          41         1,200       5,124.72     4,927.22       100,000         5,656.33       5,458.83         100,000
7          42         1,200       5,930.48     5,772.48       100,000         6,555.72       6,397.72         100,000
8          43         1,200       6,730.68     6,612.18       100,000         7,454.70       7,336.20         100,000
9          44         1,200       7,504.24     7,425.24       100,000         8,334.70       8,255.70         100,000
10         45         1,200       8,249.02     8,209.52       100,000         9,193.76       9,154.26         100,000
11         46         1,200       8,962.57     8,962.57       100,000        10,034.50      10,034.50         100,000
12         47         1,200       9,644.25     9,644.25       100,000        10,809.32      10,809.32         100,000
13         48         1,200      10,293.29    10,293.29       100,000        11,532.55      11,532.55         100,000
14         49         1,200      10,906.52    10,906.52       100,000        12,213.89      12,213.89         100,000
15         50         1,200      11,482.74    11,482.74       100,000        12,858.12      12,858.12         100,000
16         51         1,200      12,018.18    12,018.18       100,000        13,462.35      13,462.35         100,000
17         52         1,200      12,509.32    12,509.32       100,000        14,036.43      14,036.43         100,000
18         53         1,200      12,949.79    12,949.79       100,000        14,578.42      14,578.42         100,000
19         54         1,200      13,333.48    13,333.48       100,000        15,089.29      15,089.29         100,000
20         55         1,200      13,654.70    13,654.70       100,000        15,564.74      15,564.74         100,000
25         60         1,200      14,139.58    14,139.58       100,000        17,326.05      17,326.05         100,000
30         65         1,200      11,853.62    11,853.62       100,000        17,118.16      17,118.16         100,000
35         70         1,200       4,488.84     4,488.84       100,000        13,267.98      13,267.98         100,000
36         71         1,200       2,072.34     2,072.34       100,000        11,865.32      11,865.32         100,000
40         75         1,200           0.00         0.00             0         2,716.56       2,716.56         100,000
                              This illustration continues to policy year 37.  This illustration continues to policy year 41.

                         THIS PAGE INTENTIONALLY BLANK

                     Variable Universal Life Illustration

INSURED:                 POLICY INFORMATION:           BENEFIT RIDERS SELECTED:
John Doe                 Option:  A                    None
                         Initial Death Benefit:   $100,000.00
                         Monthly Premium Payment: $100.00

Male, Age 35
Quote Effective Date: 04/12/00
Prepared On: 04/12/00

================================================================================

                                 Summary Page

This summary gives the cumulative premium projected through the ages requested and compares three hypothetical gross rates of return for guaranteed (maximum) and non-guaranteed (current) expenses. The values shown with a 0.00000% hypothetical gross rate of return are based on guaranteed expenses. The values for a 6% and 12% hypothetical gross rate of return are based on current expenses only.

                                           GUARANTEED EXPENSES                           NON-GUARANTEED EXPENSES
                               0.00000% Hypothetical Gross Rate of Return       6.00000% Hypothetical Gross Rate of Return
                               ------------------------------------------       ------------------------------------------
                                      (-1.30000% Net Rate of Return)                   (4.70000% Net Rate of Return)

                                                     Cash                                       Cash
                    Cumulative        Cash           Surrender     Death           Cash         Surrender       Death
Year    Age         Premium $         Value $        Value $       Benefit $       Value $      Value $         Benefit $
----    ---         ----------        -------        ---------     ---------       ---------    ---------       ---------

5        40           6,000.00        4,308.38       4,071.38        100,000       5,526.35       5,289.35        100,000
10       45          12,000.00        8,249.02       8,209.52        100,000      12,488.63      12,449.13        100,000
20       55          24,000.00       13,654.70      13,654.70        100,000      30,558.10      30,558.10        100,000
35       70          42,000.00        4,488.84       4,488.84        100,000      73,693.67      73,693.67        100,000

                                                    NON-GUARANTEED EXPENSES
                                           12.00000% Hypothetical Gross Rate of Return
                                           -------------------------------------------
                                                  (10.70000% Net Rate of Return)

                                                             Cash
                         Cumulative        Cash              Surrender           Death
Year         Age         Premium  $        Value  $          Value  $            Benefit $
----         ---         ----------        ----------        ----------         ----------

5            40             6,000.00         6,413.27          6,176.27          100,000.00
10           45            12,000.00        17,115.95         17,076.45          100,000.00
20           55            24,000.00        63,223.64         63,223.64          100,000.00
35           70            42,000.00       316,508.09        316,508.09          363,984.30

                                Signature Page

CUSTOMER: I have received a copy of this illustration and I understand that any non-guaranteed elements illustrated are subject to change and can be higher or lower than the values illustrated. My Account Representative has informed me of the changing nature of these values.


Signed:  ________________________                 Date: _____________________




USAA Life Insurance Company certifies that this illustration has been presented to the applicant and that the applicant has been informed that any non-guaranteed elements illustrated are subject to change. No statements that are inconsistent with the illustration have been made by the authorized representative of USAA Life Insurance Company.

This illustration is based on the options you requested. Because the policy you purchase may differ from that which has been illustrated, you will be provided with an illustration that conforms to your policy at the time it is issued. You will be asked to sign and return the conforming illustration to acknowledge that, when applying for insurance, you were told and understood that any non-guaranteed elements illustrated are subject to change and actual results may be more or less favorable.


__________________________________________     ___________
Arthur E. Settles, , CLU, FLMI, ChFC           Date
Vice President, New Member Relationships

Variable Universal Life Illustration

      REQUESTED BY:                               NAME OF INSURED:
      John Doe                                    John Doe
      USAA #XXXXX

Prepared On: 04/12/00

================================================================================

                Variable Universal Life Guaranteed Annual Costs
               (With 6.00000% Hypothetical Gross Rate of Return)
                         (4.70000% Net Rate of Return)

This table illustrates the guaranteed cost for the base policy and any optional rider(s) selected based on the mid-point hypothetical gross rate of return identified above. The cash value and death benefits illustrated on the previous pages assume that the cost for the options selected have been subtracted from your total cash value.

                                                                        OPTIONAL BENEFITS
                                                     -------------------------------------------------------
                                                                                                  $200,000
                Guaranteed               Maint. &    Extra           Waiver          $25,000      Accidental    Total
                Cost        Premium      Admin.*     Risk            Monthly         Child        Death         Guaranteed
Year      Age   of Ins. $   Charge $     Charge  $   Charge $        Deduct. $       Rider        Benefit       Costs $
----      ---   ---------   --------     ---------   --------        ---------       -----        -------       -------
1          36      171.42     36.00         180.00      0.00           0.00           0.00          0.00         387.42
2          37      178.11     36.00          60.00      0.00           0.00           0.00          0.00         274.11
3          38      187.97     36.00          60.00      0.00           0.00           0.00          0.00         283.97
4          39      198.66     36.00          60.00      0.00           0.00           0.00          0.00         294.66
5          40      210.13     36.00          60.00      0.00           0.00           0.00          0.00         306.13
6          41      223.47     36.00          60.00      0.00           0.00           0.00          0.00         319.47
7          42      237.44     21.00          60.00      0.00           0.00           0.00          0.00         318.44
8          43      251.89      0.00          60.00      0.00           0.00           0.00          0.00         311.89
9          44      266.83      0.00          60.00      0.00           0.00           0.00          0.00         326.83
10         45      283.26      0.00          60.00      0.00           0.00           0.00          0.00         343.26
11         46      302.07      0.00          60.00      0.00           0.00           0.00          0.00         362.07
12         47      321.02      0.00          60.00      0.00           0.00           0.00          0.00         381.02
13         48      341.09      0.00          60.00      0.00           0.00           0.00          0.00         401.09
14         49      363.04      0.00          60.00      0.00           0.00           0.00          0.00         423.04
15         50      385.75      0.00          60.00      0.00           0.00           0.00          0.00         445.75
16         51      410.93      0.00          60.00      0.00           0.00           0.00          0.00         470.93
17         52      439.26      0.00          60.00      0.00           0.00           0.00          0.00         499.26
18         53      471.29      0.00          60.00      0.00           0.00           0.00          0.00         531.29
19         54      507.55      0.00          60.00      0.00           0.00           0.00          0.00         567.55
20         55      546.57      0.00          60.00      0.00           0.00           0.00          0.00         606.57
25         60      769.47      0.00          60.00      0.00           0.00           0.00          0.00         829.47
30         65    1,069.47      0.00          60.00      0.00           0.00           0.00          0.00       1,129.47
35         70    1,380.03      0.00          60.00      0.00           0.00           0.00          0.00       1,440.03
40         75    1,618.25      0.00          60.00      0.00           0.00           0.00          0.00       1,678.25
45         80    1,142.88      0.00          60.00      0.00           0.00           0.00          0.00       1,202.88
50         85      749.70      0.00          60.00      0.00           0.00           0.00          0.00         809.70
55         90    1,419.20      0.00          60.00      0.00           0.00           0.00          0.00       1,479.20
60         95      378.23      0.00          60.00      0.00           0.00           0.00          0.00         438.23
65        100        0.00      0.00          60.00      0.00           0.00           0.00          0.00          60.00

* This includes a first-year administrative charge of $10 per month ($120), first year only.

Variable Universal Life Illustration

                        REQUESTED BY:             NAME OF INSURED:
                        John Doe                  John Doe
                        USAA #XXXX

Prepared On: 04/12/00

================================================================================

                 Variable Universal Life Current Annual Costs
               (With 6.00000% Hypothetical Gross Rate of Return)
                         (4.70000% Net Rate of Return)

This table illustrates the current cost for the amount of insurance and any optional rider(s) selected. The cash value and death benefits illustrated on the previous pages assume that the cost for the options selected have been subtracted from your total cash value.

                                                                    OPTIONAL BENEFITS
                                                      ------------------------------------------------

                 Current                Maint. &      Extra         Waiver      Child       Accidental   Total
                 Cost       Premium     Admin.*       Risk          Monthly     Rider       Death        Current
                                                                                -----
Year       Age   Of Ins. $  Charge $    Charge  $     Charge $      Deduct. $               Benefit      Costs $
----       ---   ---------  --------    ---------     --------      ---------               -------      -------
1           36      76.62     36.00         180         0.00           0.00      0.00          0.00       292.62
2           37      78.87     36.00          60         0.00           0.00      0.00          0.00       174.87
3           38      97.56     36.00          60         0.00           0.00      0.00          0.00       193.56
4           39     112.93     36.00          60         0.00           0.00      0.00          0.00       208.93
5           40     121.36     36.00          60         0.00           0.00      0.00          0.00       217.36
6           41     130.73     36.00          60         0.00           0.00      0.00          0.00       226.73
7           42     137.27     21.00          60         0.00           0.00      0.00          0.00       218.27
8           43     145.81      0.00          60         0.00           0.00      0.00          0.00       205.81
9           44     152.42      0.00          60         0.00           0.00      0.00          0.00       212.42
10          45     160.39      0.00          60         0.00           0.00      0.00          0.00       220.39
11          46     165.94      0.00          60         0.00           0.00      0.00          0.00       225.94
12          47     216.73      0.00          60         0.00           0.00      0.00          0.00       276.73
13          48     254.25      0.00          60         0.00           0.00      0.00          0.00       314.25
14          49     281.27      0.00          60         0.00           0.00      0.00          0.00       341.27
15          50     303.49      0.00          60         0.00           0.00      0.00          0.00       363.49
16          51     327.28      0.00          60         0.00           0.00      0.00          0.00       387.28
17          52     342.29      0.00          60         0.00           0.00      0.00          0.00       402.29
18          53     357.16      0.00          60         0.00           0.00      0.00          0.00       417.16
19          54     370.41      0.00          60         0.00           0.00      0.00          0.00       430.41
20          55     385.70      0.00          60         0.00           0.00      0.00          0.00       445.70
25          60     472.19      0.00          60         0.00           0.00      0.00          0.00       532.19
30          65     673.13      0.00          60         0.00           0.00      0.00          0.00       733.13
35          70     686.22      0.00          60         0.00           0.00      0.00          0.00       746.22
40          75     290.64      0.00          60         0.00           0.00      0.00          0.00       350.64
45          80     382.27      0.00          60         0.00           0.00      0.00          0.00       442.27
50          85     777.00      0.00          60         0.00           0.00      0.00          0.00       837.00
55          90   1,876.70      0.00          60         0.00           0.00      0.00          0.00     1,936.70
60          95     466.40      0.00          60         0.00           0.00      0.00          0.00       526.40
65         100       0.00      0.00          60         0.00           0.00      0.00          0.00        60.00

* This includes a first-year administrative charge of $10 per month ($120), first year only.